Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEAOSPA INC.

TOTAL AUTHORIZED ISSUE 150,000,000 SHARES

See Reverse for

                                                             Certain Definitions

  100,000,000 SHARES                                         50,000,000 SHARES
PAR VALUE $.0001 EACH                                      PAR VALUE $.0001 EACH
    COMMON STOCK                                               PREFERRED STOCK

This is to Certify that ______________________________________ is the owner of


     FULLY PAID AND NONASSESABLE SHARES OF PREFERRED STOCK OF SEAOSPA INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

DATED


SECRETARY PRESIDENT

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT....Custodian
TEN ENT - as tenants by the entireties                            (Cust) (Minor)
JT TEN  - as joint tenants with right
          of survivorship and not as                      Act____________
          tenants in common                                    (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________  shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________ ___________

In presence of